Exhibit 10.1

FORM OF SUBORDINATED NOTE PURCHASE AGREEMENT

This SUBORDINATED NOTE PURCHASE AGREEMENT (this “Agreement”) is dated as of May 28, 2015, and is made by and among Bay Banks of Virginia, Inc. (“Borrower”), and the several lenders named on Schedule I hereto (each a “Lender” and collectively, the “Lenders”).

RECITALS:

Borrower is a Virginia corporation that is the sole shareholder of Bank of Lancaster, a Virginia banking corporation (“Bank”).

Borrower has requested that the Lenders purchase from Borrower $7,000,000 in aggregate principal amount of Subordinated Notes (as defined herein), which aggregate amount is intended to qualify as Tier 2 Capital (as defined herein).

Borrower has engaged FIG Partners, LLC, as its exclusive placement agent (“Placement Agent”) for the offering of the Subordinated Notes.

Borrower and Lenders are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D as promulgated by the SEC (as defined herein) under the Securities Act.

Each Lender is willing to purchase from Borrower a Subordinated Note as and in the principal amount set forth in Schedule I (the “Subordinated Note Amount”) in accordance with the terms, subject to the conditions and in reliance on, the recitals, representations, warranties, covenants and agreements set forth herein and in the Subordinated Notes.

THEREFORE, in consideration of the mutual covenants, conditions and agreements herein contained, the parties hereto hereby agree as follows:

AGREEMENT:

1. DEFINITIONS.

1.1. Defined Terms. The following capitalized terms generally used in this Agreement and in the Subordinated Notes have the meanings defined or referenced below. Certain other capitalized terms used only in specific sections of this Agreement may be defined in such sections.

“Affiliate(s)” means, with respect to any Person, such Person’s immediate family members, partners, members or parent and subsidiary corporations, and any other Person directly or indirectly controlling, controlled by, or under common control with said Person and their respective Affiliates and, solely in the case of Lenders and their Affiliates, members, shareholders, directors, officers, employees, agents and representatives.

“Bank” has the meaning set forth in the Recitals hereto.

“Borrower” has the meaning set forth in the preamble hereto and shall include any successor to Borrower by merger.

“Borrower’s Liabilities” means Borrower’s obligations under this Agreement and the Subordinated Notes.

“Borrower’s Reports” means its (i) its Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as filed with the SEC, (ii) its Definitive Proxy Statement on Schedule 14A related to its 2015 Annual Meeting, as filed with the SEC, (iii) any Current Report on Form 8-K, as filed or furnished by it with the SEC since January 1, 2015, and (iv) its Quarterly Report on Form 10-Q for the period ending on March 31, 2015, as filed with the SEC.

“Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions in Virginia are permitted or required by any applicable law or executive order to close.

“Closing” has the meaning set forth in Section 2.4.

“Closing Date” means May 28, 2015.

“Condition or Release” means any presence, use, storage, transportation, discharge, disposal, release or threatened release of any Hazardous Materials.

“Equity Interest” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person which is not a corporation and any and all warrants, options or other rights to purchase any of the foregoing.

“Event of Default” has the meaning set forth in the Subordinated Notes.

“Exchange Act” has the meaning set forth in Section 4.6.7.

“FDIC” means the Federal Deposit Insurance Corporation.

“Federal Reserve” means the Board of Governors of the Federal Reserve System.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America.

“Governmental Agency(ies)” means, individually or collectively, any federal, state, county or local governmental department, commission, board, regulatory authority or agency with jurisdiction over Borrower or Bank, as applicable.

“Governmental Licenses” has the meaning set forth in Section 4.3.

“Hazardous Materials” means oil, flammable explosives, asbestos, urea formaldehyde insulation, polychlorinated biphenyls, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are “hazardous substances,” “hazardous wastes,” “hazardous materials” or “toxic substances” under the Hazardous Materials Laws and/or other applicable environmental laws, ordinances or regulations.

“Hazardous Materials Laws” mean any laws, regulations, permits, licenses or requirements pertaining to the protection, preservation, conservation or regulation of the environment which relates to real property, including: the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environment Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; and all comparable state and local laws, laws of other jurisdictions or orders and regulations.

“Indebtedness” means and includes: (a) all items arising from the borrowing of money that, according to GAAP as in effect from time to time, would be included in determining total liabilities as shown on the consolidated balance sheet of Borrower or any Subsidiary of Borrower; and (b) all obligations secured by any lien in property owned by Borrower whether or not such obligations shall have been assumed; provided, however, Indebtedness shall not include deposits or other indebtedness created, incurred or maintained in the ordinary course of Borrower’s or Bank’s business (including, without limitation, federal funds purchased, advances from any Federal Home Loan Bank, secured deposits of municipalities, letters of credit issued by Bank and repurchase arrangements) and consistent with customary banking practices and applicable laws and regulations.

“Lenders” has the meaning set forth in the preamble hereto.

“Material Adverse Effect” means, with respect to any Person, any change or effect that (i) is or would be reasonably likely to be material and adverse to the financial position, results of operations, business or prospects of such Person or its Subsidiaries, or, (ii) would materially impair the ability of any Person to perform its respective obligations under this Agreement or the Subordinated Notes, or otherwise materially impede the consummation of the transactions contemplated hereby; provided, however, that “Material Adverse Effect” shall not be deemed to include the impact of (1) changes in banking and similar laws, rules or regulations of general applicability or interpretations thereof by Governmental Agencies, (2) changes in GAAP or regulatory accounting requirements applicable to financial institutions and their holding companies generally, (3) changes after the date of this Agreement in general economic or capital market conditions affecting financial institutions or their market prices generally and not specifically related to Borrower, Bank or Lenders, (4) direct effects of compliance with this

Agreement on the operating performance of Borrower, Bank or Lenders, including expenses incurred by Borrower, Bank or Lenders in consummating the transactions contemplated by this Agreement, and (5) the effects of any action or omission taken by Borrower with the prior written consent of Lenders, and vice versa, or as otherwise contemplated by this Agreement and the Subordinated Notes.

“Maturity Date” means May 28, 2025.

“Person” means an individual, a corporation (whether or not for profit), a partnership, a limited liability company, a joint venture, an association, a trust, an unincorporated organization, a government or any department or agency thereof (including a Governmental Agency) or any other entity or organization.

“Placement Agent” has the meaning set forth in the Recitals hereto.

“Property” means any real property owned or leased by Borrower, Bank or any Affiliate or Subsidiary of Borrower or Bank.

“SEC” means Securities and Exchange Commission.

“Securities Act” has the meaning set forth in the Recitals hereto.

“Subordinated Note” means the Subordinated Note (or collectively, the “Subordinated Notes”) in the form attached as Exhibit A hereto, as amended, restated, supplemented or modified from time to time, and each Subordinated Note delivered in substitution or exchange for such Subordinated Note.

“Subordinated Note Amount” has the meaning set forth in the Recitals hereto.

“Subsidiary” means with respect to any Person, any corporation or entity in which a majority of the outstanding Equity Interest is directly or indirectly owned by such Person.

“Tier 2 Capital” has the meaning given to the term “Tier 2 capital” in 12 C.F.R. § 217.20(d) of Regulation Q issued by the Federal Reserve, as amended, modified and supplemented and in effect from time to time or any replacement thereof,

1.2. Interpretations. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. The words “hereof”, “herein” and “hereunder” and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “including” when used in this Agreement without the phrase “without limitation,” shall mean “including, without limitation.” All references to time of day herein are references to eastern time unless otherwise specifically provided. All references to the Agreement and Subordinated Notes shall be deemed to be to such documents as amended, modified or restated from time to time. With respect to any reference in this Agreement to any defined term, (a) if such defined term refers to a Person, then it shall also mean all heirs, legal representatives and permitted successors and assigns of such Person, and (b) if such defined term refers to a document, instrument or agreement, then it shall also include any replacement, extension or other modification thereof.

1.3. Exhibits Incorporated. All Exhibits attached are hereby incorporated into this Agreement.

2. SUBORDINATED DEBT.

2.1. General Matters.

2.1.1 Certain Terms. Subject to the terms and conditions herein contained, Borrower proposes to issue and sell to the Lenders, severally and not jointly, Subordinated Notes in an amount equal to the Subordinated Note Amount and Lenders, severally and not jointly, each agree to purchase the Subordinated Notes from Borrower on the Closing Date in accordance with the terms of, and subject to the conditions and provisions set forth in, this Agreement and the Subordinated Notes. The Subordinated Note Amount shall be disbursed in accordance with Section 3.1. The Subordinated Notes shall bear interest per annum as set forth in the Subordinated Notes. The unpaid principal balance of the Subordinated Notes plus all accrued but unpaid interest thereon shall be due and payable on the Maturity Date, or such earlier date on which such amount shall become due and payable on account of (A) acceleration by Lenders in accordance with the terms of the Subordinated Notes and this Agreement or (B) Borrower’s delivery of a notice of redemption or repayment in accordance with the terms of the Subordinated Notes.

2.1.2 Subordination. The Subordinated Notes shall be subordinated in accordance with the subordination provisions set forth therein.

2.2. Maturity Date. On the Maturity Date, all sums due and owing under this Agreement and the Subordinated Notes shall be repaid in full. Borrower acknowledges and agrees that Lenders have not made any commitments, either express or implied, to extend the terms of the Subordinated Notes past their Maturity Date, and shall not extend such terms beyond the Maturity Date unless Borrower and Lenders hereafter specifically otherwise agree in writing.

2.3. Unsecured Obligations. The obligations of Borrower to Lenders under the Subordinated Notes shall be unsecured.

2.4. The Closing. The execution and delivery of the Agreement and Subordinated Notes (the “Closing”) shall occur at the offices of the Borrower at 10:00 a.m. (local time) on the Closing Date, or at such other place or time or on such other date as the parties hereto may agree.

2.5. Payments. Borrower agrees that matters concerning payments and application of payments shall be as set forth in this Agreement and in the Subordinated Notes.

2.6. Right of Offset. Each Lender hereby expressly waives any right of offset it may have against Borrower,

3. DISBURSEMENT.

3.1. Disbursement. At the Closing Date, assuming all of the terms and conditions set forth in Section 3.2 have been satisfied by Borrower and Borrower has executed and delivered to Lenders each of the Agreement and the Subordinated Notes and any other related documents in form and substance reasonably satisfactory to Lenders, each Lender shall disburse the Subordinated Note Amount set forth next to its name of Schedule I to Borrower in exchange for a Subordinated Note with a principal amount equal to such Subordinated Note Amount.

3.2. Conditions Precedent to Closing. In conjunction with and as additional (but independent) supporting evidence for certain of the covenants, representations and warranties made by Borrower herein, as a condition of the Closing, Borrower shall deliver or cause to be delivered to Lenders each of the following:

3.2.1 Transaction Documents. This Agreement and the Subordinated Notes.

3.2.2 Authority Documents.

3.2.2.1 A copy, certified by the Secretary or Assistant Secretary of Borrower, of the Articles of Incorporation, as amended, of Borrower;

3.2.2.2 A certificate of good standing of Borrower issued by the State Corporation Commission of the Commonwealth of Virginia;

3.2.2.3 A copy, certified by the Secretary or Assistant Secretary, of the Bylaws of Borrower;

3.2.2.4 A copy, certified by the Secretary or Assistant Secretary of Borrower, of the resolutions of the board of directors of Borrower authorizing the execution, delivery and performance of this Agreement and the Subordinated Notes; and

3.2.2.5 An incumbency certificate of the Secretary or Assistant Secretary of Borrower certifying the names of the officer or officers of Borrower authorized to sign this Agreement, the Subordinated Notes and the other documents provided for in this Agreement, together with a sample of the true signature of each such officer (a Lender may conclusively rely on such certificate until formally advised by a like certificate of any changes therein).

3.2.3 Other Requirements. Such other additional information regarding Borrower, Bank, any other Subsidiary of Borrower and their respective assets, liabilities (including any liabilities arising from, or relating to, legal proceedings) and contracts as a Lender may reasonably require.

3.2.4 Other Documents. Such other certificates, affidavits, schedules, resolutions, opinions, notes and/or other documents which are provided for hereunder or as a Lender may reasonably request.

4. REPRESENTATIONS AND WARRANTIES OF BORROWER.

Borrower hereby represents and warrants to each Lender as follows:

4.1. Organization and Authority.

4.1.1 Organization Matters. Borrower is validly existing and in good standing under the laws of Virginia and has all requisite corporate power and authority to conduct business and activities as presently conducted, to own its properties and to perform its obligations under this Agreement. Borrower is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. The Bank is a member of the Federal Reserve, and the deposit accounts of Bank are insured by the FDIC up to applicable limits. Bank has not received any notice or other information indicating that Bank is not an “insured depository institution” as defined in 12 U.S.C. Section 1813, nor has any event occurred which could reasonably be expected to adversely affect the status of Bank as an FDIC-insured institution. Borrower and its Subsidiaries have made payment of all franchise and similar taxes in all of the respective jurisdictions in which they are incorporated, chartered or qualified, except for any such taxes (i) where the failure to pay such taxes will not have a Material Adverse Effect on Borrower, (ii) the validity of which is being contested in good faith or (iii) for which proper reserves have been set aside on the books of Borrower or any applicable Subsidiary of Borrower, as the case may be.

4.1.2 Capital Stock and Related Matters. All of the outstanding capital stock of Bank is owned beneficially and of record by Borrower and has been duly authorized and validly issued and is fully paid and nonassessable. There are, as of the date hereof, no outstanding options, rights, warrants or other agreements or instruments obligating Bank to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Bank or obligating Bank to grant, extend or enter into any such agreement or commitment to any Person other than Borrower.

4.1.3 Subsidiaries. Each Subsidiary of Borrower is validly existing and in good standing under the laws of its jurisdiction of organization, and each Subsidiary has all requisite power and authority, corporate or otherwise, and possesses all material licenses necessary, to own its properties and conduct its business as currently conducted, except in each case where failure to possess such licenses would not reasonably be expected to have a Material Adverse Effect on such Subsidiary.

4.2. No Impediment to Transactions.

4.2.1 Transaction is Legal and Authorized. The issuance of the Subordinated Notes, the borrowing of the Subordinated Note Amount, the execution of this Agreement and the Subordinated Notes and compliance by Borrower with all of the provisions of this Agreement and the Subordinated Notes are within the corporate and other powers of Borrower. This Agreement and the Subordinated Notes have been duly authorized, executed and delivered, and, assuming due authorization, execution and delivery by the other parties thereto, are the legal, valid and binding obligations of Borrower, enforceable in accordance with their terms, except as the enforceability of this Agreement and the Subordinated Notes may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and subject to general principles of equity.

4.2.2 No Defaults or Restrictions. Neither the execution and delivery of the Agreement or the Subordinated Notes nor compliance with their terms and conditions will (a) violate, conflict with or result in a breach of, or constitute a default under: (i) the articles of incorporation or bylaws of Borrower, Bank or any other Subsidiary of Borrower; (ii) any of the terms, obligations, covenants, conditions or provisions of any material contract, agreement, indenture, mortgage, deed of trust, pledge, bank loan or credit agreement, or any other agreement or instrument to which Borrower, Bank or any other Subsidiary of Borrower is now a party or by which any of them or any of their properties may be bound or affected; (iii) any judgment, order, writ, injunction, decree or demand of any court, arbitrator, grand jury, or Governmental Agency; or (iv) any statute, rule or regulation applicable to Borrower or Bank, except, in the case of items (ii), (iii) or (iv), for such violations and conflicts that would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect on such Person, or (b) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any property or asset of Borrower, Bank or any other Subsidiary of Borrower. None of Borrower, Bank or any other Subsidiary of Borrower is in default in the performance, observance or fulfillment of any of the terms, obligations, covenants, conditions or provisions contained in any indenture or other agreement creating, evidencing or securing Indebtedness of any kind or pursuant to which any such Indebtedness is issued, or other agreement or instrument to which Borrower, Bank or any other Subsidiary of Borrower is a party or by which Borrower, Bank or any other such Subsidiary or their respective properties may be bound or affected, except, in each case, only such defaults that would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect on Borrower, Bank or any other such Subsidiary.

4.2.3 Governmental Consent. Other than those required under the securities or blue sky laws of the various states, no governmental orders, permissions, consents, approvals or authorizations are required to be obtained by Borrower that have not been obtained, and no registrations or declarations are required to be filed by Borrower that have not been filed in connection with, or, contemplation of, the execution and delivery of, and performance under, this Agreement and the Subordinated Notes.

4.3. Possession of Licenses and Permits. Each of Borrower and its Subsidiaries possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Agencies necessary to conduct the business now operated by it except where the failure to possess such Governmental Licenses would not, singularly or in the aggregate, have a Material Adverse Effect on Borrower, Bank or any other Subsidiary; each of the Borrower and its Subsidiaries is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, singly or in the aggregate, have a Material Adverse Effect on Borrower, Bank or any other Subsidiary; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect on Borrower, Bank or any other Subsidiary; and neither Borrower nor any Subsidiary of Borrower has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses.

4.4. Financial Condition.

4.4.1 Borrower Financial Statements. The consolidated financial statements of Borrower included in the Borrower’s Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of Borrower; (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in stockholders’ equity and consolidated financial position of Borrower, for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to recurring year-end audit adjustments normal in nature and amount); (iii) complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC, as applicable, with respect thereto; and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of Borrower have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements. Borrower does not have any material liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet of Borrower included in its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015 (including any notes thereto) and for liabilities incurred in the ordinary course of business consistent with past practice since March 31, 2015 or in connection with this Agreement and the transactions contemplated hereby.

4.4.2 Absence of Default. Since March 31, 2015, no event has occurred which either of itself or with the lapse of time or the giving of notice or both, would give any creditor of Borrower or Bank the right to accelerate the maturity of any material Indebtedness of Borrower or Bank. Neither Borrower nor Bank is in default under any other lease, agreement or instrument, or any law, rule, regulation, order, writ, injunction, decree, determination or award, non-compliance with which could reasonably be expected to result in a Material Adverse Effect on Borrower or Bank.

4.4.3 Solvency. After giving effect to the consummation of the transactions contemplated by this Agreement, Borrower has capital sufficient to carry on its business and transactions and is solvent and able to pay its debts as they mature. No transfer of property is being made and no indebtedness is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of Borrower, Bank or any other Subsidiary of Borrower.

4.5. No Material Adverse Change. Since March 31, 2015, there has been no development or event which has had or would reasonably be expected to have a Material Adverse Effect on Borrower, Bank or any other Subsidiary of Borrower.

4.6. Legal Matters.

4.6.1 Compliance with Law. To Borrower’s knowledge, Borrower, Bank and Borrower’s other Subsidiaries (i) have complied with and (ii) are not under investigation with respect to, and have not been threatened to be charged with or given any notice of any material violation of any applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government, or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective properties, except where any such failure to comply or violation would not reasonably be expected to have a Material Adverse Effect on Borrower, Bank or any other such Subsidiary,

4.6.2 Regulatory Enforcement Actions. None of Borrower, Bank, any other Subsidiary of Borrower or, to Borrower’s knowledge, any of their respective officers or directors is now operating under any restrictions, agreements, memoranda, or commitments (other than restrictions of general application) imposed by any Governmental Agency, nor are, to Borrower’s knowledge, (a) any such restrictions threatened or (b) any agreements, memoranda or commitments being sought by any Governmental Agency, except where any such restrictions, agreements, memoranda or commitments would not reasonably be expected to have a Material Adverse Effect on Borrower’s ability to make any payment of principal or interest on the Subordinated Notes when such payment is due.

4.6.3 Pending Litigation. There are no actions, suits, proceedings or written agreements pending, or, to Borrower’s knowledge, threatened or proposed, against Borrower, Bank or any other Subsidiary of Borrower at law or in equity or before or by any federal, state, municipal, or other governmental department, commission, board, or other administrative agency, domestic or foreign, that, either separately or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Borrower, Bank or any other such Subsidiary or affect issuance or payment of the Subordinated Notes; and none of Borrower, Bank or any other such Subsidiary is a party to or named as subject to the provisions of any order, writ, injunction, or decree of, or any written agreement with, any court, commission, board or agency, domestic or foreign, that either separately or in the aggregate, will have a Material Adverse Effect on Borrower, Bank or any other such Subsidiary.

4.6.4 Environmental. No Property is or, to Borrower’s knowledge, has been a site for the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of any Hazardous Materials and neither Borrower, Bank nor any other Subsidiary of Borrower has engaged in such activities. Each Property, and Borrower, Bank and each other such Subsidiary, are in compliance with all Hazardous Materials Laws. There are no claims or actions pending or, to Borrower’s knowledge, threatened against Borrower, Bank or any other such Subsidiary or any Property by any Governmental Agency or by any other Person relating to any Hazardous Materials or pursuant to any Hazardous Materials Law.

4.6.5 Brokerage Commissions. Neither Borrower nor any Affiliate of Borrower is obligated to pay any brokerage commission or finder’s fee to any Person in connection with the transactions contemplated by this Agreement except to Placement Agent.

4.6.6 No Registration. Assuming the accuracy of the representations and warranties of Lenders as set forth in this Agreement, it is not necessary in connection with the offer, sale and delivery of the Subordinated Notes to Lenders to register the Subordinated Notes under the Securities Act.

4.6.7 Reporting Compliance. Borrower is subject to, and is in compliance in all material respects with, the reporting requirements of Section 13 and Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder (collectively, the “Exchange Act”). The Borrower Reports, at the time they were or hereafter are filed with the SEC, complied or will comply in all material respects with the requirements of the Exchange Act and at the time they were filed did not and do not, and at the time they are hereafter filed will not, include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

4.7. Borrower Status.

4.7.1 Investment Company Act. Borrower is not an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

4.7.2 Foreign Qualifications. Each of Borrower, Bank and the other Subsidiaries of Borrower is duly qualified as a foreign corporation to transact business and is each in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in any Material Adverse Effect on Borrower, Bank and the other Subsidiaries of Borrower, considered as one enterprise.

4.8. No Misstatement. No information, exhibit, report, schedule or document, when viewed together as a whole, furnished by Borrower to Lenders in connection with the negotiation, execution or performance of this Agreement contains any untrue statement of a material fact, or omits to state a material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances when made or furnished to Lenders and as of the Closing Date.

4.9. Representations and Warranties Generally. The representations and warranties set forth in this Agreement will be true and correct as of the Closing Date and as otherwise specifically provided herein. All representations, warranties, covenants and agreements made in this Agreement or in any certificate or other document delivered to any Lender by or on behalf of Borrower pursuant to or in connection with this Agreement shall be deemed to have been relied upon by each Lender notwithstanding a Lender’s review of any documents or materials delivered by Borrower to a Lender pursuant to the terms hereof and notwithstanding any investigation heretofore or hereafter made by any Lender or on their behalf (and Borrower hereby acknowledges such reliance by each Lender) and, furthermore, shall continue in full force and effect as long as there remains unperformed any obligations to a Lender hereunder or under the Subordinated Notes.

5. GENERAL COVENANTS, CONDITIONS AND AGREEMENTS.

Borrower and each Lender hereby further covenant and agree as follows:

5.1. Compliance with Transaction Documents. Borrower shall comply with, observe and timely perform each and every one of the covenants, agreements and obligations under this Agreement and the Subordinated Notes.

5.2. Affiliate Transactions. Borrower shall not itself, nor shall it cause, permit or allow any of its Subsidiaries to enter into any transaction, including the purchase, sale or exchange of property or the rendering of any service, with any Affiliate of Borrower except in the ordinary course of business and pursuant to the reasonable requirements of Borrower’s or such Affiliate’s business and upon terms consistent with applicable laws and regulations and reasonably found by the appropriate board(s) of directors to be fair and reasonable and no less favorable to Borrower or such Affiliate than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate.

5.3. Compliance with Laws.

5.3.1 Generally. Borrower shall comply and cause Bank and each other Subsidiary of Borrower to comply in all material respects with all applicable statutes, rules, regulations, orders and restrictions in respect of the conduct of their respective businesses and the ownership of their respective properties, except, in each case, where such noncompliance would not reasonably be expected to have a Material Adverse Effect on Borrower, Bank and/or such other Subsidiary.

5.3.2 Regulated Activities. Borrower shall not itself, nor shall it cause, permit or allow Bank or any other Subsidiary of Borrower to (a) engage in any business or activity not permitted by all applicable laws and regulations, except where such business or activity would not reasonably be expected to have a Material Adverse Effect on Borrower, Bank and/or such other Subsidiary or (b) make any loan or advance secured by the capital stock of another bank or depository institution, or acquire the capital stock, assets or obligations of or any interest in another bank or depository institution, in each case other than in accordance with applicable laws and regulations and safe and sound banking practices.

5.3.3 Taxes. Borrower shall, and shall cause Bank and any other Subsidiary of Borrower to, promptly pay and discharge all taxes, assessments and other governmental charges imposed upon Borrower, Bank or any other such Subsidiary or upon the income, profits, or property of Borrower or any Subsidiary and all claims for labor, material or supplies which, if unpaid, might by law become a lien or charge upon the property of Borrower, Bank or any other such Subsidiary. Notwithstanding the foregoing, none of Borrower, Bank or any other Subsidiary of Borrower shall be required to pay any such tax, assessment, charge or claim, so long as the validity thereof shall be contested in good faith by appropriate proceedings, and appropriate reserves therefor shall be maintained on the books of Borrower, Bank and such other Subsidiary.

5.3.4 Environmental Matters. Except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Borrower, Bank or any other Subsidiary of Borrower, Borrower shall: (a) exercise, and cause Bank and each other such Subsidiary to exercise, due diligence in order to comply in all material respects with all Hazardous Materials Laws; and (b) promptly take any and all necessary remedial action in connection with any Condition or Release or threatened Condition or Release on, under or about any Property in order to comply in all material respects with all applicable Hazardous Materials Laws; provided, however, that Borrower shall not be deemed to be in breach of the foregoing covenant if and to the extent it has not taken such remedial actions due to (x) its diligent pursuit of an available statutory or administrative exemption from compliance with the relevant Hazardous Materials Law from the appropriate Governmental Agency (and no penalties for noncompliance with the relevant Hazardous Materials Law(s) shall accrue as a result of such noncompliance, without rebate or waiver if such exemption or waiver is granted), or (y) is actively and diligently contesting in good faith any Governmental Agency’s order, determination or decree with respect to the applicability or interpretation of any such relevant Hazardous Materials Law and/or the actions required under such laws or regulations in respect of such Condition or Release. In the event Borrower, Bank or any other Subsidiary of Borrower undertakes any remedial action with respect to such Hazardous Material on, under or about any Property, Borrower, Bank or such other Subsidiary shall conduct and complete such remedial action in compliance with all applicable Hazardous Materials Laws and in accordance with the policies, orders and directives of all Governmental Agencies.

5.3.5 Corporate Existence. Borrower shall do or cause to be done all things reasonably necessary to maintain, preserve and renew its corporate existence and that of Bank and the other Subsidiaries of Borrower and its and their rights and franchises, and comply in all material respects with all related laws applicable to Borrower, Bank or such other Subsidiaries; provided, however, that Borrower may consummate a merger in accordance with Section 5.2.

5.4. Dividends, Payments, and Guarantees during Event of Default. During the continuance of an Event of Default, Borrower agrees not to (a) declare or pay any dividends on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock; (b) make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of Borrower’s debt that ranks equal with or junior to the Subordinated Notes; or (c) make any payments under any guarantee that ranks equal with or junior to the Subordinated Notes, other than (i) any dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, any class of Borrower’s common stock; (ii) any declaration of a dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto; (iii) as a result of a reclassification of Borrower’s capital stock or the exchange or conversion of one class or series of Borrower’s capital stock for another class or series of Borrower’s capital stock; (iv) the purchase of fractional interests in shares of Borrower’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or (v) purchases of any class of Borrower’s common stock related to the issuance of common stock or rights under any benefit plans for Borrower’s directors, officers or employees or any of Borrower’s dividend reinvestment plans.

5.5. Tier 2 Capital. If all or any portion of the Subordinated Notes ceases to be deemed to be Tier 2 Capital, other than due to the limitation imposed on the capital treatment of subordinated debt during the five (5) years immediately preceding the Maturity Date of the Subordinated Notes, Borrower will immediately notify the Lenders, and thereafter Borrower and the Lenders will work together in good faith to execute and deliver all agreements as reasonably necessary in order to restructure the applicable portions of the obligations evidenced by the Subordinated Notes to qualify as Tier 2 Capital.

5.6. Absence of Control. It is the intent of the parties to this Agreement that in no event shall Lenders, by reason of this Agreement or the Subordinated Notes, be deemed to control, directly or indirectly, Borrower or any of its Subsidiaries, and Lenders shall not exercise, or be deemed to exercise, directly or indirectly, a controlling influence over the management or policies of Borrower or any of its Subsidiaries.

6. REPRESENTATIONS, WARRANTIES AND COVENANTS OF LENDERS.

Each Lender hereby represents and warrants to Borrower, severally and not jointly, as follows:

6.1. Legal Power and Authority. It has all necessary power and authority (and in the case of an individual, the capacity) to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, and no further consent or authorization is required in connection with the execution, delivery and performance by it of the transactions contemplated hereby. If such Lender is an entity, it is duly organized, validly existing and in good standing under the laws in its jurisdiction of organization.

6.2. The Agreement. This Agreement has been duly and validly authorized, executed and delivered by it and, assuming due authorization, execution and delivery by the Borrower, constitutes its legal, valid and binding obligations, enforceable in accordance with the terms of this Agreement, except as the enforceability of this Agreement and the Subordinated Note may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and subject to general principles of equity.

6.3. No Conflicts. Neither the execution, delivery or performance of this Agreement nor the consummation of any of the transactions contemplated hereby will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under (i) its organizational documents, (ii) any agreement to which it is party, (iii) any law applicable to it or (iv) any order, writ, judgment, injunction, decree, determination or award binding upon or affecting it.

6.4. Purchase for Investment. It is purchasing the Subordinated Note for its own account and not with a view to distribution and with no present intention of reselling, distributing or otherwise disposing of the same. It has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for, or which is likely to compel, a disposition of the Subordinated Notes in any manner.

6.5. Accredited Investor. It is and will be on the Closing Date an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act. Such Lender has completed the Accredited Investor Questionnaire contained in Exhibit B, and the information contained therein is complete and accurate as of the date thereof and as of the Closing Date.

6.6. Financial and Business Sophistication. It has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment in the Subordinated Notes. It has relied solely upon its own knowledge of, and/or the advice of its own legal, financial or other advisors with regard to, the legal, financial, tax and other considerations involved in deciding to invest in the Subordinated Notes.

6.7. Private Placement; No Registration of Securities. It understands and acknowledges that the Subordinated Notes are being sold by Borrower without registration under the Securities Act in reliance on the exemption from federal and state registration set forth in, respectively, Rule 506(b) of Regulation D promulgated under Section 4(a)(2) of the Securities Act and Section 18 of the Securities Act and applicable state securities laws, and accordingly, may be resold, pledged or otherwise transferred only if exemptions from the Securities Act and applicable state securities laws are available to it. It further understands and acknowledges that Borrower will not be obligated in the future to register the Subordinated Note under the Securities Act, the Exchange Act, or under any state securities laws. Neither the Placement Agent nor Borrower has made or is making any representation, warranty or covenant, express or implied, as to the availability of any exemption from registration under the Securities Act or any applicable state securities laws for the resale, pledge or other transfer of the Subordinated Notes, or that the Subordinated Note(s) purchased by it will ever be able to be lawfully resold, pledged or otherwise transferred.

6.8. Ability to Bear Economic Risk of Investment. It recognizes that an investment in the Subordinated Notes involves substantial risk. It has the ability to bear the economic risk of the prospective investment in the Subordinated Notes, including the ability to hold the Subordinated Notes indefinitely, and further including the ability to bear a complete loss of all of its investment in Borrower.

6.9. No Offering Memorandum. It acknowledges that: (i) it is not being provided with the disclosures that would be required if the offer and sale of the Subordinated Notes were registered under the Securities Act, nor is it being provided with any offering circular or prospectus prepared in connection with the offer and sale of the Subordinated Notes; (ii) it has conducted its own examination of Borrower, the Subsidiaries of Borrower and the terms of the Subordinated Notes to the extent it deems necessary to make its decision to invest in the Subordinated Notes; and (iii) it has availed itself of public access to financial and other information concerning Borrower and its Subsidiaries to the extent it deems necessary to make its decision to purchase the Subordinated Notes.

6.10. Information. It acknowledges that it and its advisors have been furnished with all materials relating to the business, finances and operations of Borrower and its Subsidiaries that have been requested of it or its advisors and have been given the opportunity to ask questions of, and to receive answers from, persons acting on behalf of Borrower concerning terms and conditions of the transactions contemplated by this Agreement in order to make an informed and voluntary decision to enter into this Agreement.

6.11. Investment Decision. It has made its own investment decision based upon its own judgment, due diligence and advice from such advisors as it has deemed necessary and not upon any view expressed by any other person or entity, including the Placement Agent. Neither such inquiries nor any other due diligence investigations conducted by it or its advisors or representatives, if any, shall modify, amend or affect its right to rely on Borrower’s representations and warranties contained herein. It is not relying upon, and has not relied upon, any advice, statement, representation or warranty made by any Person by or on behalf of Borrower, including, without limitation, the Placement Agent, except for the express statements, representations and warranties of Borrower made or contained in this Agreement. Furthermore, it acknowledges that (1) the Placement Agent has not performed any due diligence review on behalf of it and (2) nothing in this Agreement or any other materials presented by or on behalf of Borrower to it in connection with the purchase of the Subordinated Notes constitutes legal, tax or investment advice. It has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Subordinated Notes.

6.12. General Solicitation. It became aware of the offering of Subordinated Notes, and the Subordinated Notes were offered to it, solely by direct contact between such Lender and the Borrower or the Placement Agent, and not as a result of any advertisement, article, notice or other communication regarding the Subordinated Notes published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other form of “general solicitation” or “general advertising” (as such terms are used in Regulation D and interpreted by the SEC).

6.13. Placement Agent. It will purchase the Subordinated Note(s) directly from Borrower and not from the Placement Agent and understands that neither the Placement Agent nor any other broker or dealer has any obligation to make a market in the Subordinated Notes.

6.14. Accuracy of Representations. It understands that each of the Placement Agent and Borrower will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements in connection with the transactions contemplated by this Agreement, and agrees that if any of the representations or acknowledgements made by it are no longer accurate as of the Closing Date, or if any of the agreements made by it are breached on or prior to the Closing Date, it shall promptly notify the Placement Agent and Borrower.

7. TERMINATION. Each Lender may terminate this Agreement (i) at any time prior to the Closing Date by written notice signed by such Lender to Borrower if such Lender shall decline to purchase the Subordinated Notes for any reason permitted by this Agreement or (ii) on the Closing Date if any condition described in Section 3.2 is not fulfilled or waived in writing by such Lender on or prior to the Closing Date. Any termination pursuant to this Section shall be without liability on the part of (a) Borrower to Lender or (b) Lender to Borrower.

8. MISCELLANEOUS.

8.1. Prohibition on Assignment. Except as provided in the Subordinated Notes, Borrower may not assign, transfer or delegate any of its rights under this Agreement or the Subordinated Notes without the prior written consent of Lenders.

8.2. Time of the Essence. Time is of the essence for this Agreement.

8.3. Waiver or Amendment. No waiver or amendment of any term, provision, condition, covenant or agreement herein contained shall be effective except with the consent of the holders of not less than 67% in aggregate principal amount (excluding any Subordinated Notes held by Borrower or any of its Affiliates) of the Subordinated Notes at the time outstanding. No failure to exercise or delay in exercising, by a Lender or any holder of the Subordinated Notes, of any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right or remedy provided by law. The rights and remedies provided in this Agreement are cumulative and not exclusive of any right or remedy provided by law or equity. No notice or demand on Borrower in any case shall, in itself, entitle Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Lenders to any other or further action in any circumstances without notice or demand. No consent or waiver, expressed or implied, by Lenders to or of any breach or default by Borrower in the performance of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of the same or any other obligations of Borrower hereunder. Failure on the part of Lenders to complain of any acts or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by Lenders of their rights hereunder or impair any rights, powers or remedies on account of any breach or default by Borrower.

8.4. Severability. Any provision of this Agreement which is unenforceable or invalid or contrary to law, or the inclusion of which would adversely affect the validity, legality or enforcement of this Agreement, shall be of no effect and, in such case, all the remaining terms and provisions of this Agreement shall subsist and be fully effective according to the tenor of this Agreement the same as though any such invalid portion had never been included herein. Notwithstanding any of the foregoing to the contrary, if any provisions of this Agreement or the application thereof are held invalid or unenforceable only as to particular persons or situations, the remainder of this Agreement, and the application of such provision to persons or situations other than those to which it shall have been held invalid or unenforceable, shall not be affected thereby, but shall continue valid and enforceable to the fullest extent permitted by law.

8.5. Revival of Liabilities. To the extent that a Lender receives any payment on account of Borrower’s Liabilities and any such payment(s) and/or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated and/or required to be repaid to a trustee, receiver or any other Person under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment(s) or proceeds received, Borrower’s Liabilities or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment(s) and/or proceeds had not been received by a Lender and applied on account of Borrower’s Liabilities; provided, however, if a Lender successfully contests any such invalidation, declaration, set aside, subordination or other order to pay any such payment and/or proceeds to any third party, the revived Borrower’s Liabilities shall be deemed satisfied.

8.6. Notices. Any notice which any party hereto may be required or may desire to give hereunder shall be deemed to have been given if in writing and if delivered personally, or if mailed, postage prepaid, by United States registered or certified mail, return receipt requested, or if delivered by a responsible overnight courier, addressed:

if to Borrower:	Bay Banks of Virginia, Inc. P.O. Box 1869 100 South Main Street Kilmarnock, VA 22482 Attention: Corporate Secretary

with a copy to:

Wayne A. Whitham, Jr. Williams Mullen 200 S. 10th Street, Suite 1600 Richmond, VA 23219

if to Lender:	To the address indicated on Schedule I

or to such other address or addresses as the party to be given notice may have furnished in writing to the party seeking or desiring to give notice, as a place for the giving of notice, provided that no change in address shall be effective until seven (7) Business Days after being given to the other party in the manner provided for above. Any notice given in accordance with the foregoing shall be deemed given when delivered personally or, if mailed, five (5) Business Days after it shall have been deposited in the United States mails as aforesaid or, if sent by overnight courier, the Business Day following the date of delivery to such courier.

8.7. Successors and Assigns. This Agreement shall inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns except that, unless a Lender consents in writing, no assignment made by Borrower in violation of this Agreement shall be effective or confer any rights on any purported assignee of Borrower.

8.8. No Joint Venture. Nothing contained herein or in any document executed pursuant hereto and no action or inaction whatsoever on the part of a Lender, shall be deemed to make a Lender a partner or joint venturer with Borrower.

8.9. Documentation. All documents and other matters required by any of the provisions of this Agreement to be submitted or furnished to a Lender shall be in form and substance satisfactory to such Lender.

8.10. Entire Agreement. This Agreement and the Subordinated Notes along with the Exhibits thereto constitute the entire agreement between the parties hereto with respect to the subject matter hereof and may not be modified or amended in any manner other than by supplemental written agreement executed by the parties hereto. No party, in entering into this Agreement, has relied upon any representation, warranty, covenant, condition or other term that is not set forth in this Agreement or in the Subordinated Notes.

8.11. Choice of Law. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Virginia. Nothing herein shall be deemed to limit any rights, powers or privileges which a Lender may have pursuant to any law of the United States of America or any rule, regulation or order of any department or agency thereof and nothing herein shall be deemed to make unlawful any transaction or conduct by a Lender which is lawful pursuant to, or which is permitted by, any of the foregoing.

8.12. No Third Party Beneficiary. This Agreement is made for the sole benefit of Borrower and the Lenders, and no other person shall be deemed to have any privity of contract hereunder nor any right to rely hereon to any extent or for any purpose whatsoever, nor shall any other person have any right of action of any kind hereon or be deemed to be a third party beneficiary hereunder; provided, that the Placement Agent may rely on the representations and warranties of Borrower and Lenders contained herein to the same extent as if it were a party to this Agreement.

8.13. Legal Tender of United States. All payments hereunder shall be made in coin or currency which at the time of payment is legal tender in the United States of America for public and private debts.

8.14. Captions; Counterparts. Captions contained in this Agreement in no way define, limit or extend the scope or intent of their respective provisions. This Agreement may be executed by facsimile and in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

8.15. Knowledge; Discretion. All references herein to Lender’s, Lenders’ or Borrower’s knowledge shall be deemed to mean the knowledge of such party based on commercially reasonable inquiry. All references herein to Borrower’s knowledge shall be deemed to refer to the knowledge of Borrower and each. Subsidiary of Borrower. Unless specified to the contrary herein, all references herein to an exercise of discretion or judgment by a Lender, to the making of a determination or designation by a Lender, to the application of a Lender’s discretion or opinion, to the granting or withholding of a Lender’s consent or approval, to the consideration of whether a matter or thing is satisfactory or acceptable to a Lender, or otherwise involving the decision making of a Lender, shall be deemed to mean that such Lender shall decide using the reasonable discretion or judgment of a prudent lender.

8.16. Waiver Of Right To Jury Trial. TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS AGREEMENT OR THE SUBORDINATED NOTES, OR ANY OTHER STATEMENTS OR

ACTIONS OF BORROWER OR LENDERS. BORROWER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL. BORROWER FURTHER ACKNOWLEDGES THAT (a) IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (b) THIS WAIVER HAS BEEN REVIEWED BY BORROWER AND BORROWER’S COUNSEL AND IS A MATERIAL INDUCEMENT FOR LENDERS TO ENTER INTO THIS AGREEMENT AND THE SUBORDINATED NOTES AND (c) THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF SUCH TRANSACTION DOCUMENTS AS IF FULLY INCORPORATED THEREIN.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Subordinated Note Purchase Agreement to be executed by their duly authorized representatives as of the date first above written.

BORROWER:

Bay Banks of Virginia, Inc.

By:
Randal R. Greene
President and Chief Executive Officer

LENDER:

By:
Name:
Title:

Schedule I

Lender	Subordinated Note Amount

Name

Mailing address

City, State, Zip Code

EXHIBIT A

FORM OF SUBORDINATED NOTE

FORM OF SUBORDINATED NOTE

BAY BANKS OF VIRGINIA, INC.

6.50% Subordinated Note due May 28, 2025

THIS OBLIGATION IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION (THE “FDIC”) OR ANY OTHER GOVERNMENT AGENCY OR FUND.

THIS OBLIGATION IS SUBORDINATED AND JUNIOR IN RIGHT OF PAYMENT TO THE OBLIGATIONS OF BAY BANKS OF VIRGINA, INC. (THE “ISSUER”) TO ITS GENERAL AND SECURED CREDITORS AND IS UNSECURED. IT IS INELIGIBLE AS COLLATERAL FOR ANY EXTENSION OF CREDIT BY THE ISSUER OR ANY OF ITS SUBSIDIARIES.

THIS NOTE WILL BE ISSUED AND MAY BE TRANSFERRED GENERALLY IN MINIMUM DENOMINATIONS OF $100,000 AND MULTIPLES OF $1,000 IN EXCESS THEREOF. ANY ATTEMPTED TRANSFER OF THIS NOTE IN A DENOMINATION OF LESS THAN ITS FACE AMOUNT SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF THIS NOTE FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF PAYMENTS ON THIS NOTE, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN THIS NOTE.

THIS NOTE MAY BE SOLD ONLY IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS. THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS NOTE IS ISSUED SUBJECT TO THE RESTRICTIONS ON TRANSFER, EXERCISE AND OTHER PROVISIONS OF A SUBORDINATED NOTE PURCHASE AGREEMENT DATED MAY 28, 2015 BETWEEN THE ISSUER AND THE LENDERS REFERRED TO THEREIN (THE “PURCHASE AGREEMENT”), A COPY OF WHICH IS ON FILE WITH THE ISSUER. THE NOTE REPRESENTED BY THIS INSTRUMENT MAY NOT BE TRANSFERRED OR EXERCISED EXCEPT IN COMPLIANCE WITH THE PURCHASE AGREEMENT. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH THE PURCHASE AGREEMENT WILL BE VOID.

RETIREMENT PLAN INVESTORS:

THE HOLDER OF THIS NOTE, OR ANY INTEREST HEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (EACH A “PLAN”), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY PLAN’S INVESTMENT IN THE ENTITY, AND NO PERSON INVESTING “PLAN ASSETS” OF ANY

PLAN MAY ACQUIRE OR HOLD THIS NOTE OR ANY INTEREST HEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING OF THIS NOTE, OR ANY INTEREST HEREIN, ARE NOT PROHIBITED BY SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WITH RESPECT TO SUCH PURCHASE AND HOLDING. ANY PURCHASER OR HOLDER OF THIS NOTE OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER (i) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN TO WHICH TITLE I OF ERISA OR SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN, OR ANY OTHER PERSON OR ENTITY USING THE “PLAN ASSETS” OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN TO FINANCE SUCH PURCHASE, OR (ii) SUCH PURCHASE OR HOLDING WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE FOR WHICH FULL EXEMPTIVE RELIEF IS NOT AVAILABLE UNDER APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION.

ANY FIDUCIARY OF ANY PLAN WHO IS CONSIDERING THE ACQUISITION OF THIS NOTE SHOULD CONSULT WITH HIS OR HER LEGAL COUNSEL PRIOR TO ACQUIRING SUCH NOTE.

Principal Amount: $

BAY BANKS OF VIRGINIA, INC.

6.50% Subordinated Note due May 28, 2025

1. Payment.

(a) BAY BANKS OF VIRGINIA, INC., a Virginia corporation (the “Issuer”), for value received, hereby promises to pay to                     , the principal sum of          Dollars (U.S.) ($        ) plus accrued but unpaid interest on May 28, 2025 (the “Maturity Date”) and to pay interest on such principal amount at the rate of 6.50% per annum (computed on the basis of a 360-day year of twelve 30-day months) from May 28, 2015, or from the most recent Interest Payment Date to which interest has been paid or duly provided, on March 1 and September 1 of each year (each, an “Interest Payment Date”), commencing September 1, 2015, until the principal hereof is paid or made available for payment.

(b) Any payment of principal of or interest on this 6.50% Subordinated Note (this “Note”) that would otherwise become due and payable on a day which is not a Business Day shall become due and payable on the next succeeding Business Day, with the same force and effect as if made on the date for payment of such principal or interest, and no interest shall accrue in respect of such payment for the period after such day. The term “Business Day” means any day that is not a Saturday or Sunday and that is not a day on which banks in the Commonwealth of Virginia are generally authorized or required by law or executive order to be closed.

2. Subordinated Notes. This Note is one of a duly authorized issue of notes of the Issuer designated as 6.50% Subordinated Notes due May 28, 2025 (herein called the “Subordinated Notes”), in aggregate principal amount to $7,000,000.

3. Subordination. The indebtedness of the Issuer evidenced by the Subordinated Notes, including the principal and interest on this Note, shall be subordinate and junior in right of payment to the following, whether now outstanding or subsequently created, assumed or incurred (collectively, “Senior Indebtedness”): (a) all indebtedness of the Issuer for money borrowed, whether or not evidenced by bonds, debentures, securities, notes or other written instruments; (b) any deferred obligations of the Issuer for the payment of the purchase price of property or assets acquired other than in the ordinary course of business; (c) all obligations, contingent or otherwise, of the Issuer in respect of any letters of credit, bankers’ acceptances, security purchase facilities and similar credit transactions; (d) any capital lease obligations of the Issuer; (e) all obligations of the Issuer in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contacts, commodity contracts and other similar arrangements; (f) all obligations of the type referred to in clauses (a) through (e) of other persons for the payment of which the Issuer is responsible or liable as obligor, guarantor or otherwise; and (g) all obligations of the types referred to in clauses (a) through (f) of other persons secured by a lien on any property or asset of the Issuer; except “Senior Indebtedness” does not include (i) the Subordinated Notes, (ii) any obligation that by its terms is on parity with the Subordinated Notes, (iii) any indebtedness between the Issuer and any of its subsidiaries or affiliates or (iv) the Junior Subordinated Indebtedness (as defined below).

In the event of any insolvency, dissolution, assignment for the benefit of creditors, reorganization, restructuring of debt, marshaling of assets and liabilities or similar proceedings or any liquidation or winding up of or relating to the Issuer, whether voluntary or involuntary, holders of Senior Indebtedness shall be entitled to be paid in full before any payment shall be made on account of the principal of or interest on the Subordinated Notes, including this Note. In the event of any such proceeding, after payment in full of all sums owing with respect to the Senior Indebtedness, the registered holders of the Subordinated Notes from time to time (the “Noteholders”), together with the holders of any obligations of the Issuer ranking on a parity with the Subordinated Notes, shall be entitled to be paid from the remaining assets of the Issuer the unpaid principal thereof, and the unpaid interest thereon before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or any Junior Subordinated Indebtedness. The term “Junior Subordinated Indebtedness” includes any present or future obligations of the Issuer that by its terms is subordinated to the Subordinated Notes.

If there shall have occurred and be continuing (a) a default in any payment with respect to any Senior Indebtedness or (b) an event of default with respect to any Senior Indebtedness as a result of which the maturity thereof is accelerated, unless and until such payment default or event of default shall have been cured or waived or shall have ceased to exist, no payments shall be made by the Issuer with respect to the Notes. The provisions of this paragraph shall not apply to any payment with respect to which the immediately preceding paragraph of this Section 3 would be applicable.

Nothing herein shall impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note in accordance with its terms. Nothing herein shall act to prohibit, limit or impede the Issuer from issuing additional debt of the Issuer having the same rank as the Subordinated Notes or which may be junior or senior in rank to the Subordinated Notes.

4. Merger and Sale of Assets. The Issuer shall not consolidate with or merge into another entity or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless:

(a) the continuing entity formed by such consolidation or into which the Issuer is merged or the person which acquires by conveyance or transfer or which leases the properties and assets of the Issuer substantially as an entirety shall be a corporation, association or general partnership or other legal entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes the due and punctual payment of the principal of and any premium and interest on the Subordinated Notes according to their terms, and the due and punctual performance of all covenants and conditions hereof on the part of the Issuer to be performed or observed; and

(b) immediately after giving effect to such transaction, no Event of Default (as defined below), and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing.

5. Events of Default; Acceleration: Compliance Certificate. If any of the following events shall occur and be continuing (each an “Event of Default”):

(a) the Issuer shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the appointment of a receiver, liquidator, trustee or other similar official in any liquidation, insolvency or similar proceeding with respect to the Issuer or all or substantially all of its property, or shall make a general assignment for the benefit of creditors; or

(b) a court or other governmental agency or body having jurisdiction shall enter a decree or order for the appointment of a receiver, liquidator, trustee or other similar official in any liquidation, insolvency or similar proceeding with respect to the Issuer or all or substantially all of the property of the Issuer, or for the winding up of the affairs or business of the Issuer and such decree or order shall have remained in force for 60 days;

then, and in each such case, unless the principal of this Note already shall have become due and payable, the Noteholder of this Note, by notice in writing to the Issuer, may declare the principal amount of this Note to be due and payable immediately and, upon any such declaration the same shall become and shall be immediately due and payable. The Issuer waives demand, presentment for payment, notice of nonpayment, notice of protest, and all other notices.

The Issuer, within 90 calendar days after the receipt of written notice from any Noteholder of the occurrence of an Event of Default with respect to this Note, shall mail to all Noteholders, at their addresses shown on the Security Register, such written notice of Event of Default, unless such Event of Default shall have been cured or waived before the giving of such notice as certified by the Issuer in writing.

6. Failure to Make Payment. In the event of failure by the Issuer to make any required payment of principal or interest on this Note (and, in the case of payment of interest, such failure to pay shall have continued for 30 calendar days), the Issuer will, upon demand of the Noteholder, pay to the Noteholder the whole amount then due and payable on this Note for principal and interest (without acceleration), with interest on the overdue principal and interest at the rate borne by this Note, to the extent permitted by applicable law. If the Issuer fails to pay such amount upon such demand, the Noteholder may, among other things, institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer and collect the amounts adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer.

Upon the occurrence of a failure by the Issuer to make any required payment of principal or interest on the Note, the Issuer shall not (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Issuer’s capital stock, (b) make any payment of principal or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Issuer that rank equal with or junior to the Subordinated Notes, or (c) make any payments under any guarantee that ranks equal with or junior to the Subordinated Notes, other than (i) any dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, any class of Issuer’s common stock; (ii) any declaration of a dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto; (iii) as a result of a reclassification of Issuer’s capital stock or the exchange or conversion of one class or series of Issuer’s capital stock for another class or series of Issuer’s capital stock; (iv) the purchase of fractional interests in shares of Issuer’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or (v) purchases of any class of Issuer’s common stock related to the issuance of common stock or rights under any of benefit plans for Issuer’s directors, officers or employees or any of Issuer’s dividend reinvestment plans.

7. Redemption or Repayment. The Issuer, in its discretion, shall have the right to redeem or prepay any or all of the Subordinated Notes, including this Note, in whole or in part, without premium or penalty, on May 28, 2020 and at any time thereafter prior to the Maturity Date on any Interest Payment Date, but in all cases in a principal amount with integral multiples of $1,000 at a price of 100% of the principal amount of the Note to be redeemed or prepaid on such date, plus interest accrued and unpaid to the date of redemption or prepayment. In the case of any redemption or prepayment of this Note, the Issuer will give the Noteholders of the Subordinated Notes to be redeemed or prepaid notice not less than 30 nor more than 90 calendar days prior to the redemption or prepayment date as to the aggregate principal amount to be redeemed or prepaid. In a case where the Issuer is making a redemption or prepayment with respect to the Subordinated Notes in an amount less than the aggregate amount of principal of the Subordinated Notes then outstanding, the Issuer shall select, in such manner as in its sole discretion it shall deem appropriate and fair, the Subordinated Notes or portions thereof (in integral multiples of $1,000) to be redeemed or prepaid, and in connection therewith may treat differently Subordinated Notes with outstanding principal less than, more than or equal to such amount as the Issuer shall fix in its sole discretion.

The Issuer shall have the right to purchase any of the Subordinated Notes at any time in the open market, private transactions or otherwise. If the Issuer purchases any subordinated Notes, it may, in its discretion, hold, resell or cancel any of the purchased Subordinated Notes.

Any redemption, prepayment or repurchase of any of the Subordinated Notes shall be subject to the receipt of any and all required regulatory approvals.

8. Payment Procedures. Unless and until the Subordinated Notes shall be evidenced by a global note held by Depository Trust Company, payment of the principal and interest payable on the Maturity Date will be made by check, or by wire transfer in immediately available funds to a bank account in the United States designated by the registered Noteholder of this Note if such Noteholder shall have previously provided wire instructions to the Issuer, upon presentation and surrender of this Note at the Payment Office (as defined in Section 14 below) or at such other place or places as the Issuer shall designate by notice to the registered Noteholders as the Payment Office, provided that this Note is presented to the Issuer in time for the Issuer to make such payments in such funds in accordance with its normal procedures. Payments of interest (other than interest payable on the Maturity Date) shall be made by wire transfer in immediately available funds or check mailed to the registered Noteholder, as such person’s address appears on the Security Register. Interest payable on any Interest Payment Date shall be payable to the Noteholder in whose name this Note is registered at the close of business on February 15 or August 15, as the case may be (whether or not a Business Day), next preceding such Interest Payment Date (such date being referred to herein as the “Regular Record Date”) for such Interest Payment Date, except that interest not paid on the Interest Payment Date, if any, will be paid to the Noteholder in whose name this Note is registered at the close of business on a Special Record Date fixed by the Issuer (a “Special Record Date”) notice of which shall be given to the holder not less than ten (10) calendar days prior to such Special Record Date. (The Regular Record Date and Special Record Date are referred to herein collectively as the “Record Dates”). To the extent permitted by applicable law, interest shall accrue, at the rate at which interest accrues on the principal of this Note, on any amount of principal or interest on this Note not paid when due. All payments on this Note shall be applied first to accrued interest and then the balance, if any, to principal.

9. Form of Payment. Payments of principal and interest on this Note shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

10. Registration of Transfer, Security Register. Except as otherwise provided herein, this Note is transferable in whole or in part, and may be exchanged for a like aggregate principal amount of Subordinated Notes of other authorized denominations, by the Noteholder in person, or by his attorney duly authorized in writing, at the Payment Office. The Issuer shall maintain a register providing for the registration of the Subordinated Notes and any exchange or transfer thereof (the “Security Register”). Upon surrender or presentation of this Note for exchange or registration of transfer, the Issuer shall execute and deliver in exchange therefor a Subordinated Note or Subordinated Notes of like aggregate principal amount, each in a minimum denomination generally of $100,000 or any amount in excess thereof which is an integral multiple of $1,000 (and, in the absence of an opinion of counsel satisfactory to the Issuer to the contrary, bearing the restrictive legend(s) set forth hereinabove) and that is or are registered in such name or names requested by the Noteholder. Any Note presented or surrendered for registration of transfer or for exchange shall be duly endorsed and accompanied by a written instrument of transfer in such form as is attached hereto and incorporated herein, duly executed by the Noteholder or his attorney duly authorized in writing, with such tax identification number or other information for each person in whose name a Subordinated Note is to be issued, and accompanied by evidence of compliance with any restrictive legend(s) appearing on such Subordinated Note or Subordinated Notes as the Issuer may reasonably request to comply with applicable law. No exchange or registration of transfer of this Note shall be made on or after the fifteenth day immediately preceding the Maturity Date. This Note is subject to the restrictions on transfer of the Purchase Agreement between the Issuer and the original Noteholders, a copy of which is on file with the Issuer.

11. Charges and Transfer Taxes. No service charge (other than any cost of delivery) shall be imposed for any exchange or registration of transfer of this Note, but the Issuer may require the payment of a sum sufficient to cover any stamp or other tax or governmental fee or charge that may be imposed in connection therewith (or presentation of evidence that such tax, charge or fee has been paid).

12. Ownership. Prior to due presentment of this Note for registration of transfer, the Issuer may treat the Noteholder in whose name this Note is registered in the Security Register as the absolute owner of this Note for receiving payments of principal and interest on this Note and for all other purposes whatsoever, whether or not this Note be overdue, and the Issuer shall not be affected by any notice to the contrary.

13. Priority. The Subordinated Notes rank pari passu among themselves and pari passu, in the event of any insolvency proceeding, dissolution, assignment for the benefit of creditors, reorganization, restructuring of debt, marshaling of assets and liabilities or similar proceeding or any liquidation or winding up of the Issuer, with all other present or future unsecured subordinated debt obligations of the Issuer, except any unsecured subordinated debt that may be expressly stated to be senior to or subordinate to the Subordinated Notes.

14. Notices. All notices to the Issuer under this Note shall be in writing and addressed to the Issuer at Bay Banks of Virginia, Inc., P.O. Box 1869, 100 South Main Street, Kilmarnock, Virginia 22482, Attention: Corporate Secretary, or to such other address as the Issuer may notify to the Noteholder (the “Payment Office”). All notices to the Noteholders shall be in writing and sent by first-class mail to each Noteholder at his or its address as set forth in the Security Register.

15. Denominations. The Subordinated Notes are issuable only as fully registered Notes without interest coupons in minimum denominations generally of $100,000 or any amount in excess thereof which is an integral multiple of $1,000.

16. Absolute and Unconditional Obligation of the Issuer. No provisions of this Note shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

17. Waiver and Consent. (a) Any consent or waiver given by the Noteholder of this Note shall be conclusive and binding upon such Noteholder and upon all future Noteholders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

(b) No delay or omission of the Noteholder to exercise any right or remedy accruing upon any Event of Default shall impair such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.

(c) Any insured depository institution which shall be a Noteholder of this Note or which otherwise shall have any beneficial ownership interest in this Note shall, by its acceptance of such Note (or beneficial interest therein), be deemed to have waived any right of offset with respect to the indebtedness evidenced thereby.

18. Further Issues. The Issuer may, without the consent of the holders of the Subordinated Notes, create and issue additional notes having the same terms and conditions of the Subordinated Notes (except for the issue date and issue price) so that such further notes shall be consolidated and form a single series with the Subordinated Notes. Any such issuance will either be registered or issued pursuant to an exemption from registration under the Securities Act.

19. Governing Law; Interpretation. This Note shall be governed by and construed in accordance with applicable federal law and the laws of the Commonwealth of Virginia, without regard to conflict of laws principles of said state. This Note is intended to meet the criteria for qualification of the outstanding principal as Tier 2 capital under the regulatory guidelines of the Board of Governors of the Federal Reserve System, and the terms hereof shall be interpreted in a manner to satisfy such intent.

IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed and attested and its corporate seal to be hereunto affixed.

BAY BANKS OF VIRGINIA, INC.

By:
Randal R. Greene
President and Chief Executive Officer

ATTEST:

Name:
Title:

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s social security or tax I.D. No.)

and irrevocably appoint                      agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:

Signature Guarantee:
(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The undersigned hereby certifies that it ☐  is / ☐  is not an Affiliate of the Issuer and that, to its knowledge, the proposed transferee ☐  is / ☐  is not an Affiliate of the Issuer.

In connection with any transfer or exchange of this Note occurring prior to the date that is one year after the later of the date of original issuance of this Note and the last date, if any, on which this Note was owned by the Issuer or any Affiliate of the Issuer, the undersigned confirms that this Note is being:

CHECK ONE BOX BELOW:

(1)	☐	acquired for the undersigned’s own account, without transfer; or

(2)	☐	transferred to the Issuer; or

(3)	☐	transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”); or

(4)	☐	transferred pursuant to an effective registration statement under the Securities Act; or

(5)	☐	transferred pursuant to and in compliance with Regulation S under the Securities Act; or

(6)	☐	transferred to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) or an “accredited investor” (as defined in Rule 501(a)(4) under the Securities Act), that has furnished to Issuer a signed letter containing certain satisfactory representations and agreements establishing such status; or

(7)	☐	transferred pursuant to another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Issuer will refuse to register this Note in the name of any person other than the registered Noteholder thereof; provided, however, that if box (5), (6) or (7) is checked, the Issuer may require, prior to registering any such transfer of this Note, in its sole discretion, such legal opinions, certifications and other information as the Issuer may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act such as the exemption provided by Rule 144 under such Act.

Signature Guarantee:	Signature

(Signature must be guaranteed)	Signature

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

TO BE COMPLETED BY PURCHASER IF BOX (1) OR (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and it is aware that the sale to it is being made in reliance on Rule 144A, and it acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Signature

Date

EXHIBIT B

ACCREDITED INVESTOR QUESTIONNAIRE

(ALL INFORMATION WILL BE TREATED CONFIDENTIALLY)

To: Bay Banks of Virginia, Inc.

This Accredited Investor Questionnaire (“Questionnaire”) must be completed by each potential investor in connection with the offer and sale of subordinated notes (the “Subordinated Notes”), of Bay Banks of Virginia, Inc., a Virginia corporation (the “Company”). The Subordinated Notes are being offered and sold by the Company without registration under the Securities Act of 1933, as amended (the “Securities Act”), and the securities laws of certain states, in reliance on the exemptions contained in Section 4(a)(2) of the Securities Act and on Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. The Company must determine that a potential investor meets certain suitability requirements before offering or selling Subordinated Notes to such investor. The purpose of this Questionnaire is to assure the Company that each investor will meet the applicable suitability requirements. The information supplied by you will be used in determining whether you meet such criteria, and reliance upon the private offering exemptions from registration is based in part on the information herein supplied.

This Questionnaire does not constitute an offer to sell or a solicitation of an offer to buy any security. Your answers will be kept strictly confidential. However, by signing this Questionnaire, you will be authorizing the Company to provide a completed copy of this Questionnaire to such parties as the Company deems appropriate in order to ensure that the offer and sale of the Subordinated Notes will not result in a violation of the Securities Act or the securities laws of any state and that you otherwise satisfy the suitability standards applicable to purchasers of the Subordinated Notes. All potential investors must answer all applicable questions and complete, date and sign this Questionnaire. Please print or type your responses and attach additional sheets of paper if necessary to complete your answers to any item.

PART A. BACKGROUND INFORMATION

Name of Beneficial Owner of the Subordinated Notes:

Business Address:
(Number and Street)

(City)	(State)	(Zip Code)

Telephone Number: ( )

If a corporation, partnership, limited liability company, trust or other entity:

Type of entity:

Were you formed for the purpose of investing in the securities being offered?

Yes              No

If an individual:

Residence Address:
(Number and Street)

(City)	(State)	(Zip Code)

Telephone Number: ( )

Age:                              Citizenship:

Where registered to vote:

If an individual, set forth the state in the United States in which you maintain your residence:

If an entity, set forth the state in the United States in which you made your investment decision:

Are you a director or executive officer of the Company?

Yes              No

Social Security or Taxpayer Identification No.

PART B. ACCREDITED INVESTOR QUESTIONNAIRE

In order for the Company to offer and sell the Subordinated Notes in conformance with state and federal securities laws, the following information must be obtained regarding your investor status. Please initial each category applicable to you as a Purchaser of Subordinated Notes.

1.	A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

2.	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934;

3.	An insurance company as defined in Section 2(13) of the Securities Act;

4.	An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

5.	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

6.	A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

7.	An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

8.	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

9.	An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Subordinated Notes, with total assets in excess of $5,000,000;

10.	A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Subordinated Notes, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Subordinated Notes;

11.	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000 (see Note 11 below);

12.	A natural person who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with that person’s spouse in excess of $300,000, in each of those years, and has a reasonable expectation of reaching the same income level in the current year;

13.	An executive officer or director of the Company; and

14.	An entity in which all of the equity owners qualify under any of the above paragraphs. If the undersigned belongs to this investor category only, list the equity owners of the undersigned, and the investor category which each such equity owner satisfies.

Note 11.	For purposes of calculating net worth under paragraph (11):

(A)	The person’s primary residence shall not be included as an asset;

(B)	Indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of the Subordinated Notes, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of the Subordinated Notes exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and

(C)	Indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of the Subordinated Notes shall be included as a liability.

A.	FOR EXECUTION BY AN INDIVIDUAL:

Date:

By:
Print Name:

B.	FOR EXECUTION BY AN ENTITY:

Entity Name:

Date:

By:
Print Name:
Title:

C.	ADDITIONAL SIGNATURES (if required by partnership, corporation or trust document):

Entity Name:

Date:

By:
Print Name:
Title:

Entity Name:

Date:

By:
Print Name:
Title:

B-4